Exhibit 99.1

For more information, contact:
Alaska Communications Systems Group, Inc.	the blueshirt group
Kevin P. Hemenway	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
(907) 297-3000	chris@blueshirtgroup.com
www.acsalaska.com	rakesh@blueshirtgroup.com

ALASKA COMMUNICATIONS SYSTEMS REPORTS FOURTH QUARTER 2003 RESULTS

Record Quarter for Wireless Additions; Broadband Continues to Grow;

New Management Spearheads Operational Changes

ANCHORAGE, Alaska —Alaska Communications Systems Group, Inc. (“ACS”) (Nasdaq: ALSK) today reported financial results for the fourth quarter and year ended December 31, 2003.

Revenues for the fourth quarter of 2003 were $77.5 million, which represented a 3% increase over fourth quarter 2002 revenues of $75.2 million, adjusted to exclude revenue from the Company’s Directory business sold in 2003. This increase was primarily attributable to continued growth in wireless and broadband, as the Company’s local telephone revenues decreased by less than 3% year over year. Reported revenues for fourth quarter of 2002 were $83.4 million. The Company’s net loss for the fourth quarter of 2003 was $17.2 million or $0.58 per share, which compares to a net loss of $69.2 million, or $2.25 per share for the same period in 2002.

During the quarter, the Company incurred charges to operations of $7.4 million related to litigation reserves, management changes and M&A costs, $4.7 million of which were non-cash. Excluding the cash component of these charges, adjusted EBITDA was within Company guidance at $26.9 million for the quarter. Including the cash charges, EBITDA was $24.2 million.

“At ACS, we are fundamentally changing the way we operate our business to compete as a true integrated telecommunications company that earns the loyalty of its customers each and every day,” commented Liane Pelletier, President and CEO of ACS. “Over the past five months, we have bolstered our management team, accelerated our sales effort, reduced costs and reorganized to better serve our business, consumer and wholesale customers. We are making tangible progress toward building a business model that will grow the number of loyal customers who stay with us, buy more and refer us to others. For example, in the business market, we have increased our business sales force by 50%, easily doubled the number of customer visits for each rep and changed the way we compensate our sales teams. These efforts are already producing tangible results with over 25 new business wins in Q4. In the consumer market, we have integrated sales and service for the very first time in ACS history and are focused on offering one-stop shopping for our customers, delivering a full range of telecommunications and entertainment services.”

“With these and other changes, we believe we can significantly improve our competitive position, despite the fact that our core market continues to face line shrinkage similar to other LECs,” added Ms. Pelletier. “A key to our efforts will be our wireless and broadband product offerings, which continue to grow impressively. In Q4, we added a record 3,000 wireless customers sequentially in a seasonally soft period with typical levels of promotional activity and in Q1 we see a continued opportunity to pick up share in an unsettled market. In broadband, we added almost 1,500 subscribers and dramatically reduced the wait time for installation, as we focused on improving customer service in every facet of our business. On this note, we have reduced ASA (average speed of answer) in every one of our service queues and have already retrained over 25% of our consumer market customer-facing employees in multiple product lines.”

•	Access lines declined by 0.6% sequentially to 314,221, in line with many LECs as the Company faced displacement by broadband and wireless as well as competitive pressure.

•	The Company added 3,024 wireless subscribers from the immediately preceding quarter. In Q4, Average Revenue per Unit, or ARPU, improved by $1.73 to $45.53 and MOU (Minutes of Use) increased by 19.2% over the same period last year.

•	ACS ended the quarter with 17,780 DSL subscribers, an increase of 1,486 subscribers on a sequential basis.

•	Long distance subscribers decreased modestly to 43,166 customers, as the Company still faces wireless substitution and restrictions on its ability to easily bundle long distance with local telephone.

“We have made significant progress on our company-wide cost reduction efforts that will have a positive impact in 2004,” commented Kevin P. Hemenway, Senior Vice President and CFO of ACS. “During the quarter, we undertook a number of planned capital expenditures related to satisfying strong demand for our wireless and DSL offerings. In addition, we experienced an increase in wireless expenses, reflecting our success in adding 3,000 customers during a seasonally low period of cellular usage. Going forward, we will continue to closely control capital expenditures and manage operating expenses, as we build a stronger company.”

Recent Highlights

Since Liane Pelletier joined in October, ACS has significantly bolstered its management team and Board of Directors with the hiring of three senior executives and the addition of two new board members. The executives and directors bring a wealth of industry knowledge and will be invaluable in executing ACS’ goal to offer fully integrated services in a customer focused organization.

•	David Eisenberg joined the Company as Senior Vice President, Corporate Strategy and Development from Sprint Corporation where he was Vice President — Corporate Strategy. David is an industry veteran spending 21 years at Sprint and Centel. He is directly responsible for strategic planning, business development, market and competitive analysis, market research and strategy, regulatory strategy and corporate communications at ACS.

•	Sheldon Fisher joined as Senior Vice President of Sales and Product Marketing from Sprint where he was Vice President, Broadband Direct. Sheldon focused on deploying a number of new technologies while at Sprint, and his knowledge will be essential as ACS delivers innovative new offerings to its customers.

•	Andrew Coon joined as Director of Business Sales and Service from GCI, where he was the Director of Major Strategic Accounts and the former Vice President of Sales. Andrew brings in depth knowledge of the Alaskan business market and will help solidify ACS’ leading position in providing telecommunications services to businesses in the state of Alaska.

•	ACS announced the appointments of John M. Egan and Patrick Pichette to its board of directors. John is the recently retired founder and chairman/CEO of ARRIS Group (Nasdaq:ARRS). Patrick is Executive Vice-President at Bell Canada, and was also previously a partner at McKinsey & Co.

Revenues for the year ended December 31, 2003 were $323.5 million compared to $340.1 million for the year ended 2002. The Company’s net loss for 2003 was $6.6 million, or $0.22 per share compared to a net loss of $185.2 million, or $5.89 per share in 2002.

EBITDA from continuing operations was $100.1 million for the full year 2003 compared to $129.3 million for 2002. During the year, the Company incurred cash charges of $12.5 million related primarily to the State of Alaska contract termination, management changes and M&A costs. Excluding these charges, adjusted EBITDA was $112.6 million for 2003.

ACS will host a conference call at 5:00 P.M. Eastern time today to discuss its fourth quarter results. The access dial-in number for the call is 800-218-0713 for domestic callers or 303-262-2211 for international callers. In order to ensure participation by phone, please dial-in 10 minutes prior to the scheduled start time. The Webcast will be available live from the Company’s Investor website at www.alsk.com. An audio replay of the call will also be available two hours after the call for a period of 48 hours by dialing 800-405-2236 and entering the passcode 568311.

About Alaska Communications Systems — ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. ACS currently serves approximately 314,000 access lines, 87,000 cellular customers,

43,000 long distance customers and 46,000 Internet customers throughout the State. More information can be found on the Company’s website at http://www.alsk.com.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Alaska Communications. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: rapid technological developments and changes in the telecommunications industries; ongoing deregulation in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on the Company’s ability to change its pricing for communications services; the possible future unavailability of SFAS No. 71 to the Company’s wireline subsidiaries; and possible changes in the demand for the Company’s products and services. In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general, factors including (without limitation) changes in general industry and market conditions and growth rates; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States of America; and the continued availability of financing in the amounts, at the terms and on the conditions necessary to support the Company’s future business. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and its quarterly report on Form 10-Q for the nine months ended September 30, 2003, as amended. The information contained in this release is as of February 26, 2004. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months and Year Ended December 31, 2003 and 2002
(Unaudited, in Thousands, Except per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Operating revenues:
Local telephone	$52,915	$54,319	$215,387	$226,447
Wireless	11,680	10,760	46,548	43,180
Directory	—	8,222	11,631	33,604
Internet	8,610	6,032	33,026	20,847
Interexchange	4,333	4,075	16,956	16,066

Total operating revenues	77,538	83,408	323,548	340,144
Operating expenses:
Local telephone	32,087	26,361	116,354	114,582
Wireless	9,268	8,023	31,064	29,352
Directory	—	3,804	5,249	14,170
Internet	9,694	9,395	45,523	31,299
Interexchange	7,656	6,153	25,542	23,647
Depreciation and amortization	15,450	21,250	82,185	82,940
Contract termination and asset impairment charges	319	—	54,858	—
Loss (gain) on disposal of assets, net	(115)	55	(112,622)	2,163
Goodwill impairment loss	—	64,755	—	64,755

Total operating expenses	74,359	139,796	248,153	362,908
Operating income (loss)	3,179	(56,388)	75,395	(22,764)
Other income and expense:
Interest expense	(19,992)	(13,302)	(71,470)	(51,704)
Interest income and other	713	577	(9,408)	2,203

Total other income (expense)	(19,279)	(12,725)	(80,878)	(49,501)

Income (loss) before income taxes	(16,100)	(69,113)	(5,483)	(72,265)
Income taxes	(1,095)	—	(1,095)	—

Loss from continuing operations	(17,195)	(69,113)	(6,578)	(72,265)
Loss from discontinued operations	—	(109)	(52)	(7,632)

Loss before cumulative effect of change in accounting principle	(17,195)	(69,222)	(6,630)	(79,897)
Cumulative effect of change in accounting principle, net of tax	—	—	—	(105,350)

Net loss	$(17,195)	$(69,222)	$(6,630)	$(185,247)

Loss per share — basic and diluted:
Loss from continuing operations	$(0.58)	$(2.25)	$(0.22)	$(2.30)
Loss from discontinued operations	—	(0.00)	(0.00)	(0.24)
Cumulative effect of change in accounting principle, net of tax	—	—	—	(3.35)

Net loss	$(0.58)	$(2.25)	$(0.22)	$(5.89)

Weighted average shares outstanding:
Basic	29,429	30,702	29,980	31,464

Diluted	29,429	30,702	29,980	31,474

EBITDA from continuing operations	$24,245	$30,249	$100,066	$129,297

Note:	Certain reclassifications have been made to the 2002 data to conform with the current presentation.

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2003	2002
Current assets:
Cash and cash equivalents	$97,798	$18,565
Restricted cash	3,635	3,440
Accounts receivable-trade, net of allowance of $4,432 and $6,075	41,718	48,820
Materials and supplies	10,099	11,203
Prepayments and other current assets	5,850	6,172
Assets held for sale	—	261

Total current assets	159,100	88,461
Property, plant and equipment	1,041,904	1,090,365
Less: Accumulated depreciation and amortization	603,760	574,387

Property, plant and equipment, net	438,144	515,978
Goodwill	38,403	77,225
Intangible Assets	22,055	23,269
Debt issuance costs, net of amortization of $5,417 and $16,365	18,939	21,529
Deferred charges and other assets	8,750	26,047

Total assets	$685,391	$752,509

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term obligations	$1,982	$5,649
Accounts payable-affiliate	2,215	1,319
Accounts payable, accrued and other current liabilities	50,170	49,796
Income taxes payable	1,095	—
Advance billings and customer deposits	8,766	9,804

Total current liabilities	64,228	66,568
Long-term obligations, net of current portion	548,238	602,114
Other deferred credits and long-term liabilities	71,065	83,819
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, no par, 5,000 authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 145,000 shares authorized, 33,611 and 33,481 shares issued and 29,343 and 30,745 outstanding, respectively	336	334
Common stock, $.01 par value; 267 shares subject to mandatory redemption	(1,198)	—
Treasury stock, 4,268 and 2,737 shares, respectively, at cost	(17,118)	(12,082)
Paid in capital in excess of par value	278,181	277,810
Accumulated deficit	(253,798)	(247,168)
Accumulated other comprehensive loss	(4,543)	(18,886)

Total stockholders’ equity	1,860	8

Total liabilities and stockholders’ equity	$685,391	$752,509

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF LOCAL TELEPHONE REVENUES
(Unaudited, in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Local telephone revenues:
Local network service	$22,987	$24,642	$96,357	$99,512
Network access revenue	23,808	24,508	97,759	108,335
Deregulated and other	6,120	5,169	21,271	18,600

Local telephone revenues	$52,915	$54,319	$215,387	$226,447

Notes:	During the second quarter of 2002, the Company recognized as revenue $11,066 of previously deferred interstate access revenues related to a dispute on interstate access rates for the Anchorage market based on a favorable ruling by the District of Columbia Court of Appeals.

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Income (loss) from continuing operations	$(17,195)	$(69,113)	$(6,578)	$(72,265)
Add (subtract):
Interest expense	19,992	13,302	71,470	51,704
Income taxes	1,095	—	1,095	—
Depreciation and amortization	15,450	21,250	82,185	82,940
Gain on foreign exchange	—	—	(4,261)	—
Loss (gain) on disposal of assets and asset impairment charges, net	(115)	55	(48,863)	2,163
Goodwill impairment loss	—	64,755	—	64,755
Stock based compensation	900	—	900	—
Non-cash pension expense	238	—	238	—
Non-cash litigation reserves	3,880	—	3,880	—

EBITDA from continuing operations	$24,245	$30,249	$100,066	$129,297

Notes:	EBITDA is presented as an additional means of evaluating the Company’s ability to satisfy rating agency and creditor requirements. The Company incurs significant non-cash charges, including depreciation and amortization, related to the capital assets utilized in its operations. EBITDA is a central measure used in the Company’s compliance with debt covenants related to its senior credit facility. EBITDA as defined by the senior credit facility’s credit agreement is net income before interest expense, provisions for taxes, depreciation expense, amortization expense, other noncash charges, and unusual gains. The credit agreement also calls for excluding the EBITDA of any business disposed of during the period. Using this information along with income from continuing operations provides for a more complete analysis of results of operations. Income from continuing operations is the most directly comparable GAAP measure.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS

	As of December 31,
	2003	2002
Local telephone:
Retail access lines	220,818	236,148
Wholesale access lines	19,157	22,148
UNE loop lines	68,914	62,091
UNE platform lines	5,332	2,620

Total local telephone access lines	314,221	323,007

Average local telephone access lines for the quarter	315,105	325,084
Average local telephone revenue per line for the quarter	$55.98	$55.70
Quarterly growth rate in local telephone access lines	-2.7%	-3.0%
Wireless
Covered population	480,422	478,413
Ending subscribers	87,017	82,220
Average subscribers for the quarter	85,505	81,890
Quarterly growth rate	3.6%	0.8%
Activations for the quarter	6,865	6,718
Deactivations for the quarter	3,841	6,057
Average monthly churn for the quarter	1.4%	2.3%
Penetration	18.1%	17.2%
Quarterly minutes of use (000’s)	59,327	49,780
Average revenue per subscriber for the quarter	$45.53	$43.80
Long Distance:
Long distance subscribers	43,166	70,000
Quarterly minutes of use (000’s)	35,795	37,897
Average subscribers for the quarter	43,333	68,615
Average monthly revenue per subscriber for the quarter	$33.33	$19.80
Internet:
DSL subscribers	17,780	12,590
Dial-Up and other service subscribers	28,277	33,791

Total Internet subscribers	46,057	46,381

Average subscribers for the quarter	45,704	46,520
Average revenue per subscriber for the quarter	$31.64	$26.03